UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2010 (December 13, 2010)

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 397-0611
_________________________________________________________________________________

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On December 10, 2010, Armstrong World Industries, Inc. (the “Company”), entered into (i) a Receivables Purchase Agreement (the “Receivables Purchase Agreement”), by and among Armstrong Receivables Company LLC, a Delaware limited liability company (“ARCL”), as seller, the Company, as initial servicer and collection agent, Atlantic Asset Securitization LLC, a Delaware limited liability company (“Atlantic”), as conduit purchaser, and Credit Agricole Corporate and Investment Bank (“Credit Ag”), as administrative agent, an issuer of letters of credit and related committed purchaser, and (ii) a Purchase and Sale Agreement (the “Sale Agreement”) by and between the Company, as originator and as initial servicer, Armstrong Hardwood Flooring Company, as originator, and ARCL, as well as certain other associated agreements (collectively, with the Receivables Purchase Agreement, the “Securitization Agreements”).

Pursuant to the Securitization Agreements, the Company and its subsidiary, Armstrong Hardwood Flooring Company, will sell their U.S. receivables to ARCL, a Delaware bankruptcy-remote special purpose entity that is wholly owned by the Company.  ARCL will, in turn, initially finance those receivables through Credit Ag, with a maximum commitment of $100 million.  In addition to the financing of receivables by Credit Ag, under the Securitization Agreements, Credit Ag may also issue letters of credit at the request of ARCL.  The purchase and letter of credit commitments under the program expire in December 2013, subject to possible extensions thereafter.

Amounts advanced under the program will accrue discount and letters of credit issued under the program will be subject to customary letter of credit fees.  The calculation of the discount will vary based on the funding alternatives.

The Company and its affiliates and ARCL provide customary representations and covenants under the Securitization Agreements.  Receivables will be subject to customary criteria, limits and reserves.  The Receivables Purchase Agreement provides for certain Termination Events, as defined therein, upon the occurrence of which the Administrator may terminate further purchases of undivided interests in the Receivables.  The Company will provide a guaranty of performance of each subsidiary originator in favor of Credit Ag, for the benefit of certain purchasers, indemnified parties and affected persons (as defined in the Securitization Agreements).

The descriptions of the Securitization Agreements do not purport to be complete and are qualified in their entirety by reference to the Receivables Purchase Agreement and the Sale Agreement, which are filed herewith as Exhibits 10.1and 10.2, respectively, and are incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01   Regulation FD Disclosure.

On December 13, 2010, the Company issued a press release regarding the securitization, a copy of which is furnished herewith as Exhibit 99.1.  The information being furnished pursuant to Item 7.01 of this Form 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

10.1
Receivables Purchase Agreement dated as of December 10, 2010, by and among the Company, as initial servicer and collection agent,  Armstrong Receivables Company LLC, as seller, Atlantic Securitization LLC,  as conduit purchaser, and Credit Agricole Corporate and Investment Bank, as administrative agent, an issuer of letters of credit and related committed purchaser.

10.2
Purchase and Sale Agreement dated as of December 10, 2010, by and among the Company, as originator and as initial servicer, Armstrong Hardwood Flooring company, as originator, and Armstrong Receivables Company LLC.

99.1	Press release dated December 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG WORLD INDUSTRIES, INC.

Date:	December 14, 2010	By:	/s/ Jeffery D. Nickel

		Name:	Jeffrey D. Nickel
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Receivables Purchase Agreement dated as of December 10, 2010, by and among the Company, as initial servicer and collection agent,  Armstrong Receivables Company LLC, as seller, Atlantic Securitization LLC,  as conduit purchaser, and Credit Agricole Corporate and Investment Bank, as administrative agent, an issuer of letters of credit and related committed purchaser.

10.2
Purchase and Sale Agreement dated as of December 10, 2010, by and among the Company, as originator and as initial servicer, Armstrong Hardwood Flooring company, as originator, and Armstrong Receivables Company LLC.

99.1	Press release dated December 13, 2010.